July 30, 2004


First Industrial Realty Trust, Inc.
311 S. Wacker Drive, Suite 4000
Chicago, Illinois  60606

Ladies and Gentlemen:

     We have acted as counsel for First Industrial Realty Trust, Inc. (the "Company") and First Industrial, L.P. (the "Operating Partnership") in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company and the Operating Partnership with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended (the "Securities Act"), of senior debt securities of the Operating Partnership (the "Debt Securities") to be offered from time to time by the Operating Partnership. The Debt Securities will be issued pursuant to the Indenture (the "Indenture"), dated as of May 13, 1997, between the Operating Partnership and U.S. Bank Trust National Association (formerly known as First Trust National Association), as trustee (the "Trustee") for aggregate proceeds of up to $375,000,000.

     In our examination of such documents, instruments and other papers as we have deemed necessary or appropriate for the purpose of rendering this opinion, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. We have also assumed that the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and will comply with all applicable laws at the time the Debt Securities are offered or issued as contemplated by the Registration Statement. As to matters of fact, we have relied upon representations of officers of the Company.

     Based upon the foregoing examination, information supplied and assumptions, it is our opinion that when (a) the definitive terms of any series of Debt Securities and of their issue and sale have been duly established in accordance with the provisions of the Indenture so as not to violate any applicable law or agreement or instrument then binding on the Operating Partnership, (b) such series of Debt Securities has been duly executed by the Operating Partnership and authenticated by the Trustee, (c) such series of Debt Securities has been issued and delivered in the manner contemplated by the Indenture, the Registration Statement, the prospectus contained therein and the applicable prospectus supplement and (d) such series of Debt


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Securities has been duly paid for by the purchasers thereof, such series of Debt
Securities will be entitled to the benefits of the Indenture, and will be the valid and binding obligations of the Operating Partnership, enforceable in accordance with its terms, except as the enforceability thereof may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any jurisdiction other than the Delaware Revised Uniform Limited Partnership Act, the laws of the United States of America and the laws of the State of New York.

     We hereby consent to the reference to our firm in the Registration Statement under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

                         Very truly yours,



                         /s/ Cahill Gordon & Reindel LLP